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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of EOG Resources, Inc. on Form S-8 of our report dated February 23, 2004, appearing in the Annual Report on Form 10-K and in the Current Report on Form 8K of EOG Resources, Inc. for the year ended December 31, 2003.




Houston, Texas
June 21, 2004